Exhibit 1.1

ANSYS, INC.

Common Stock

(Par Value $0.01 Per Share)

UNDERWRITING AGREEMENT

November 16, 2006

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Certain stockholders named in Schedule II hereto (the “Selling Stockholders”) of ANSYS, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated herein, to sell to Goldman, Sachs & Co. (the “Underwriter”) an aggregate of 3,350,356 shares (the “Shares”) of the Common Stock, par value $0.01 per share, of the Company (the “Stock”).

1. The Company represents and warrants to, and agrees with, the Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-3ASR (File No. 333-136332) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus;” any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus;” the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement;” the Basic Prospectus, as it may be amended and supplemented immediately prior to the Applicable Time (as defined below), is hereinafter called the “Pricing Prospectus;” the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 6(a) hereof is hereinafter called the “Prospectus;” any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the dates thereof, respectively; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus;”

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(c) For the purposes of this agreement (the “Agreement”), the “Applicable Time” is 4:30 p.m. (Eastern Time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date (as to each part of the Registration Statement) and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration

Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) Except as provided in the Credit Agreement dated as of May 1, 2006, among the Company, each of the Subsidiary Guarantors (as defined in the Credit Agreement (as defined below)) party thereto, any other Person (as defined in the Credit Agreement) which may become a Subsidiary Guarantor thereunder and Bank of America, N.A., as administrative agent (the “Credit Agreement”), the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j) The sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;

(k) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (each, a “Material Adverse Effect”); and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(l) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of Common Stock,” “Registration Rights of the Selling Stockholders” and “Plan of Distribution,” insofar as they purport to constitute a summary of the terms of the Stock and to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(n) The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) Except with respect to each of Fluent Inc., a Delaware corporation (the “Acquired Company”), and SAS IP, Inc., a Wyoming corporation, the Company does not have any “significant subsidiaries” within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Securities Act;

(p) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q) Deloitte & Touche LLP, independent registered public accountant firm, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, and Ernst & Young LLP, independent registered public accountant firm, who have certified certain financial statements of the Acquired Company (as defined below), are each independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) The pro forma financial statements and other pro forma financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the rules and guidelines of the Commission with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

(v) With respect to any “non-GAAP financial measure” (as such term is defined by the rules and regulations of the Commission) included in the Registration Statement, the Pricing Prospectus or the Prospectus: (i) at the time such financial measure was disclosed or released by the Company, such financial measure was accompanied with (A) a presentation of the most directly comparable financial measure of the Company, calculated and presented in accordance with GAAP, and (B) a reconciliation (by schedule or other clearly understandable method), which was quantitative for each historical non-GAAP financial measure so disclosed or released, and quantitative, to the extent available without unreasonable efforts, for forward-looking information, of the differences between such non-GAAP financial measure disclosed or released with the most comparable financial measure or measures, calculated and presented in accordance with GAAP; and (ii) neither the Company nor any person acting on behalf of the Company has made public a non-GAAP financial measure that, taken together with the information accompanying such non-GAAP financial measure and any other accompanying discussion of such non-GAAP financial measure, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the presentation of such non-GAAP financial measure, in light of the circumstances under which it is presented, not misleading; and any such non-GAAP financial measures comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable; and

(w) Any summary and selected consolidated financial data incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the information shown therein and such summary and selected consolidated financial data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

2. Each of the Selling Stockholders severally represents and warrants to, and agrees with, the Underwriter and the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Partnership Agreement of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

(c) Such Selling Stockholder has, and immediately prior to the Time of Delivery (as defined below) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter;

(d) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the initial “Lock-Up Period”), not to offer, sell contract to sell or otherwise dispose of, except as provided hereunder, any Stock or any other securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent of the Underwriter;

(e) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(f) To the extent that any statements or omissions made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Basic Prospectus, Preliminary Prospectus, Pricing Prospectus, Prospectus and Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3. Subject to the terms and conditions herein set forth, each of the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each of the Selling Stockholders, at a purchase price per share of $48.125, the number of Shares set forth opposite their respective names in Schedule II hereto.

4. Upon the authorization by you of the release of the Shares, the Underwriter proposes to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5.

(a) The Shares to be purchased by the Underwriter hereunder shall be delivered by or on behalf of the Selling Stockholders to the Underwriter through the facilities of the Depository Trust Company (“DTC”) for the account of such Underwriter against payment by the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders, as their interests may appear, to the Underwriter at least forty-eight hours in advance. The Selling Stockholders will cause the Shares to be delivered to Mellon Shareholder Services LLC, the transfer agent of the Company, at least twenty-four hours prior to the Time of Delivery (as defined below), and held therewith on behalf of the Underwriter until delivery of the Shares to the Underwriters as provided in this Agreement. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 21, 2006, or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing (the “Time of Delivery”).

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 9 hereof, will be delivered at the offices of Latham & Watkins LLP, 505 Montgomery Street, Suite 2000, San Francisco, California, counsel for the Underwriter, (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 6:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6. The Company agrees with the Underwriter:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Until the second anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, as long as any of the Shares remain unsold by the Underwriter, the Company will use its commercially reasonable efforts to cause such registration statement to be effective. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to the 1994 Stock Option and Grant Plan, as amended, the 1996 Stock Option and Grant Plan, as amended, or the ANSYS, Inc. Employee Stock Purchase Plan, as amended, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

(g) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act; and

(h) To use its best efforts to list for quotation the Shares on the Nasdaq Stock Market Inc.’s National Market (“NASDAQ”).

7.

(a) The Company and each Selling Stockholder, severally and not jointly, represents and agrees that, without the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus, the use of which has been consented to, by the Company and the Underwriter is listed on Schedule III hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein.

8. The Company and the Selling Stockholders covenant and agree that they will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the

Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus and the Prospectus and amendments and supplements thereto and any Issuer Free Writing Prospectus and the mailing and delivering of copies thereof to the Underwriter and dealers; (b) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (c) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey; (d) all fees and expenses in connection with listing the Shares on the NASDAQ; (e) the cost of preparing stock certificates; (f) the cost and charges of any transfer agent or registrar; (g) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8; (h) all costs and expenses incident to the performance of the Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section 8, including (1) any fees and expenses of counsel for such Selling Stockholder and (2) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriter hereunder. It is understood that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. Nothing in this Section 8 is intended to alter, as between the Company and the Selling Stockholders, any agreement between the Company and the Selling Stockholders with respect to payment of any such expenses.

9. The obligations of the Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Goodwin Procter LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, and in the form as set forth on Annex A hereto;

(d) Bartlit Beck Herman Palenchar & Scott LLP, counsel for the Selling Stockholders, shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, and in the form as set forth on Annex B hereto;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP, independent registered public accounting firm, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex C hereto;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP, independent registered public accounting firm, shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g)    (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing

Prospectus there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or the State of Pennsylvania State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares at the Time of Delivery shall have been duly listed for quotation on NASDAQ;

(k) The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the second New York Business Day next succeeding the date of this Agreement;

(l) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request; and

(m) The Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Selling Stockholders satisfactory to you as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of the Time of Delivery, as to the performance by the Selling Stockholders of all of their obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as you may reasonably request.

10.

(a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities (or actions in respect thereof) to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement, or any

Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The liability of each Selling Stockholder under the indemnity agreement contained in this Section 10(b) shall be limited to an amount equal to the aggregate public offering price of the Shares sold by such Selling Stockholder under this Agreement.

(c) The Underwriter will indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company or the Selling Stockholders in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act.

11. If the Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Underwriter may in the discretion of the Underwriter arrange for the Underwriter or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default the Underwriter does not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriter to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Underwriter notifies the Selling Stockholders that the Underwriter has so arranged for the purchase of such Shares, or the Selling Stockholders notify the Underwriter that they have so arranged for the purchase of such Shares, the Underwriter or the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Underwriter may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to the Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, each of the Selling Stockholders pro rata will reimburse the Underwriter for all out-of-pocket expenses approved in writing, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Stockholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or Selling Stockholders on other matters) or any other obligation to the Company or Selling Stockholders except the obligations expressly set forth in this

Agreement and (iv) the Company and the Selling Stockholders have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Selling Stockholders agree that they will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or Selling Stockholders in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriter or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company, the Selling Stockholders and the Underwriter hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or the Selling Stockholders relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with your understanding, please sign and return to the Underwriter counterparts hereof, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and each of the Selling Stockholders.

[Intentionally Left Blank]

Very truly yours,

ANSYS, INC.

By:	/s/ Maria Shields
Name:	Maria Shields
Title:	Chief Financial Officer

[Intentionally Left Blank]

WILLIS STEIN & PARTNERS III, L.P.
WILLIS STEIN & PARTNERS DUTCH III-A, L.P.
WILLIS STEIN & PARTNERS DUTCH III-B, L.P.
WILLIS STEIN & PARTNERS III-C, L.P.

By:	Willis Stein & Partners Management III, L.P.
Its General Partner

By:	Willis Stein & Partners Management III, L.L.C.
Its General Partner

By:	/s/ Daniel H. Blumenthal
Name:	Daniel H. Blumenthal
Title:	Managing Partner

WILLIS STEIN & PARTNERS II, L.P.
WILLIS STEIN & PARTNERS DUTCH, L.P.

By:	Willis Stein & Partners Management II, L.P.
Its General Partner

By:	Willis Stein & Partners Management II, L.L.C.
Its General Partner

By:	/s/ Daniel H. Blumenthal
Name:	Daniel H. Blumenthal
Title:	Managing Partner

[Intentionally Left Blank]

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Underwriter	Shares to be Purchased

Goldman, Sachs & Co.	3,350,356

SCHEDULE II

Selling Stockholder	Shares to be Sold

Willis Stein & Partners II, L.P.	2,057,070
Willis Stein & Partners Dutch, L.P.	131,593
Willis Stein & Partners III, L.P.	1,086,821
Willis Stein & Partners Dutch III-A, L.P.	32,724
Willis Stein & Partners Dutch III-B, L.P.	32,724
Willis Stein & Partners III-C, L.P.	9,424

Total	3,350,356

Notice Address
Willis Stein & Partners II, L.P.

Willis Stein & Partners Dutch, L.P.

Willis Stein & Partners III, L.P.

Willis Stein & Partners Dutch III-A, L.P.

Willis Stein & Partners Dutch III-B, L.P.

Willis Stein & Partners III-C, L.P.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

None

(b)	Additional Documents Incorporated by Reference:

None